UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	LINC	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Lincoln Educational Services Corporation (the “Company”) on March 13, 2020 (the “March 13th  8-K Filing”), the Company’s Board of Directors appointed Kevin M. Carney to the Board of Directors effective as of March 11, 2020.  At the time of the March 13th 8-K Filing, no determination had been made regarding the committees of the Board of Directors on which Mr. Carney would serve.  This Current Report on Form 8-K reports the committee assignment information not previously reported in the March 13th 8-K Filing.  On April 24, 2020, Mr. Carney was appointed to the Audit Committee of the Board of Directors, effective immediately.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2020, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to expressly permit, to the extent provided by applicable law, the Company to hold meetings of the Company’s shareholders in part or solely by means of remote communication, effective immediately.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Lincoln Educational Services Corporation (as amended through April 24, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: April 30, 2020

	By:	/s/ Brian K Meyers
	Name:	Brian K. Meyers
	Title:	Executive Vice President, Chief Financial Officer and Treasurer